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                                                                     EXHIBIT 5.1

                               RIORDAN & McKINZIE
                             300 South Grand Avenue
                               Twenty-Ninth Floor
                         Los Angeles, California  90071
                            telephone: 213-629-4824
                            facsimile: 213-229-8550

                                                              RICHARD J. RIORDAN
                                                                       (RETIRED)

                               September 26, 1994

Merisel, Inc.
200 Continental Boulevard
El Segundo, California 90245

           Re:  _____ % Senior Notes Due 2004

Ladies and Gentlemen:

          This opinion is rendered in connection with the filing by Merisel, Inc., a Delaware corporation (the "Company") of a Registration Statement on Form S-3 (No. 33-55195) (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of the Company's _____% Senior Notes due 2004 (the "Securities"). Capitalized terms used herein without definition shall have the meanings given to them in the Registration Statement.

          In rendering this opinion, we have examined copies identified to our satisfaction as being copies of the form of the Securities and the form of the Indenture, each as attached as an exhibit to the Registration Statement, and originals, counterparts or copies identified to our satisfaction as being true copies of such other documents as we have deemed necessary or appropriate to render the opinions given below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein only as to the effect on the subject transaction of United States Federal law, the law of the State of California and the General Corporation Law of the State of Delaware. We express no opinion with respect to compliance with state securities laws.

          Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that when the Registration Statement shall become effective under the Securities Act, when the Indenture shall become qualified under the Trust Indenture Act of 1939, as amended, when the Indenture shall have been executed by the parties thereto, and when the Securities shall have been executed and authenticated as specified in the Indenture:

          The Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and the Securities, when duly authenticated as provided in the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms.
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Merisel, Inc.
September 26, 1994
Page 2

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

          Our opinion set forth above is subject to limitations arising by or under (i) applicable bankruptcy, fraudulent conveyance, insolvency, moratorium and other similar laws and equitable principles affecting the scope and enforcement of creditors' rights and the discretion of the court before which any proceeding therefor may be brought; (ii) implied covenants of good faith, fair dealing and commercially reasonable conduct; (iii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iv) statutes to the effect, and holdings of certain decisions of the courts of the State of California (and federal courts located in the State of California) involving statutes, public policy or principles of equity, that (1) certain covenants and provisions of lending agreements, including those allowing for acceleration of indebtedness due under debt instruments upon the occurrence of certain events, are unenforceable where such covenants or provisions are found to impose restrictions or obligations on the borrower and it cannot be demonstrated that the enforcement of such restrictions or obligations upon the occurrence of such events is reasonably necessary for the protection of lender, or under the circumstances, violate the implied covenant of good faith and fair dealing, (2) provisions contemplating the payment of a higher rate of interest or the imposition of fees or penalties in the event of a delinquency or default are unenforceable when it cannot be shown that the same bear a reasonable relationship to the damage suffered by a lender, (3) provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy are, under certain circumstances, invalid, (4) purported waivers of the benefits of statutory provisions or common law rights are unenforceable, (5) provisions in lending agreements specifying that the provisions thereof may only be waived in writing may not be binding or enforceable to the extent that a nonexecutory oral agreement has been created modifying any provision of such documents or an implied agreement by trade practices or course of conduct has been created allowing such waivers, and (6) the enforceability of indemnity or contribution provisions is limited as a matter of public policy; (v) the unenforceability under certain circumstances of contractual provisions respecting self-help or automatic or summary remedies without notice or opportunity for hearing or correction to the extent permitted in the Indenture and of contractual provisions disclaiming liability or responsibility in connection with the exercise of remedies; and (vi) Section 1670.5 of the California Civil Code which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made.
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Merisel, Inc.
September 26, 1994
Page 3

           We advise you that certain principals of Riordan & McKinzie own interests in the Company.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the prospectus contained therein.


                                  Very truly yours,

                                  /s/ RIORDAN & McKINZIE